SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-7(e)(2))
[ X ] Definitive  Proxy Statement
[   ] Definitive  Additional  Materials
[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                  BNCCORP, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]     No fee required

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1)   Title of each class of securities to which transaction applies:

         2)   Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)   Proposed minimum aggregate value of transaction:

         5)   Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any  part of  the fee is  offset as  provided  by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously paid:

         2)   Form, Schedule or Registration Statement No.:

         3)   Filing Party:

         4)   Date Filed:

                                  BNCCORP, INC.
                                  322 East Main
                          Bismarck, North Dakota 58501

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  June 18, 1997

     The annual meeting of stockholders of BNCCORP, Inc. ("BNC") will be held at 10:00 a.m. (Central Daylight Standard Time) on Wednesday, June 18, 1997, at the Holiday Inn, 605 East Broadway Avenue, Bismarck, North Dakota, to consider and take action upon the following matters:

   1. To elect three directors to hold office for three years and until their respective successors shall have been elected and qualified;

   2. To ratify the appointment of Arthur Andersen LLP as BNC's independent public accountants for 1997; and

   3.   To transact such other business as may properly come before the meeting.

     The Board of Directors has set the close of business on Monday, May 1, 1997 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                   By Order of the Board of Directors

                                   /s/ Annette Eckroth
                                  ------------------------------------
                                        Annette Eckroth
                                        Secretary
Bismarck, North Dakota
May 14, 1997

                                  BNCCORP, INC.
                                  322 EAST MAIN
                          BISMARCK, NORTH DAKOTA 58501

                                 PROXY STATEMENT

     This Proxy  Statement  is  furnished  to holders of common  stock  ("Common
Stock") of BNCCORP, Inc. ("BNC" or the "Company"), in connection with the solicitation on behalf of the Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of BNC to be held on June 18, 1997 and at any adjournments thereof (the "Annual Meeting"). Only stockholders of record of Common Stock at the close of business on May 1, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 2,338,720 shares of Common Stock outstanding. This proxy statement and BNC's 1996 Annual Report is being mailed to each stockholder of record on the Record Date commencing May 14, 1997.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares of Common Stock present at the Annual Meeting that are abstained from voting or that are the subject of broker "non-votes" will be counted as present for the purposes of determining a quorum.

     Stockholders are urged to sign the accompanying form of proxy and return it in the envelope provided for that purpose. Proxies will be voted in accordance with each stockholder's directions. If no directions are given, proxies will be voted for the election of the nominees for directors and for the approval of the independent accountants set forth in this Proxy Statement. Granting the enclosed proxy does not affect the right to vote in person at the Annual Meeting and may be revoked at any time before it is voted. If a stockholder wishes to give a proxy to someone other than the proxies designated by the Board of Directors, he may strike out the names appearing on the enclosed form of proxy, insert the name of some other person, sign the form and transmit it to that person for use at the Annual Meeting.

     Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum at the Annual Meeting. Abstentions are counted in determining the total number of votes present. While not counted as votes for or against a proposal, abstentions have the same effect as votes against the proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal (broker non-votes) the shares will not be counted in determining the number of votes present. With respect to the election of directors, shareholders can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Shares that are withheld and broker non-votes will have no effect on the outcome of the election of directors because they will be elected by a plurality of the shares voted for directors. In order to be elected, a nominee must receive the vote of a plurality of the outstanding shares of common stock presently represented at the meeting and entitled to vote.

                        PROPOSAL 1: ELECTION OF DIRECTORS

General

     At the Annual Meeting, three directors are to be elected to serve a three-year term, each to hold office until his successor is elected and qualified. The Board of Directors consists of three classes, each having a three-year term of office, with one class being elected each year. The persons named in the enclosed proxy intend to vote such proxy, unless otherwise directed, for the election of Messrs. Malmberg, Resch and (Brad) Scott as members of the class to serve until the 2000 annual meeting of stockholders. If, contrary to present expectations, any of the nominees to be elected at the Annual Meeting should become unavailable for any reason, the Board of Directors may reduce the size of the Board or votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

Information about Nominees, Directors and Executive Officers

     The following table provides certain information, as of April 1, 1997, with respect to each nominee, each other director whose term will continue after the Annual Meeting and each executive officer of the Company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.


                   Principal Occupation, Period of Service
                    as a Director, Business Experience and       Board Committee
Name and Age                   Other Information                   Memberships
--------------------------------------------------------------------------------

Tracy J. Scott 49   Tracy J. Scott has served as Chairman of     Member of the
                    the Board, Chief Executive Officer and a     Executive
                    director of BNC since he and Gregory K.      Committee
                    Cleveland founded the Company in 1987.
                    He served as the President of BNC National
                    Bank ("BNC -- North Dakota") from September
                    1990 to March 1993. Mr. Scott also served as the President of Farmers & Merchants
                    Bank of Beach ("FMB") from 1985 to 1990
                    and as a loan officer of FMB from 1982 to 1985. Prior to 1982, Mr. Scott, a Certified
                    Public Accountant, practiced accounting at an accounting firm that he established in 1972. He was previously employed by Arthur
                    Young and Co. from 1969 to 1972. Mr. Scott holds a B.S. in business administration with a minor in accounting from Dickinson State
                    College.


Gregory K.     49   Gregory K. Cleveland has served as an        Member of the
Cleveland           officer and director of BNC since its        Executive
                    inception in 1987. He has served as          Committee
                    Chief Financial Officer of BNC since
                    February 1994 and as President of BNC
                    since March 1995. From 1978 to 1996,
                    Mr. Cleveland, a Certified Public
                    Accountant, was also a partner of the
                    accounting firm Gregory K. Cleveland
                    and Company, which he established. From
                    1974 to 1977, Mr. Cleveland served as
                    Vice President--Taxation for First &
                    Merchants Corporation, a bank holding
                    company in Virginia that was the
                    predecessor of Sovran Bank Corporation.
                    Prior to that time, Mr. Cleveland
                    was employed by Arthur Andersen LLP
                    from 1970 to 1974. He holds a B.S. in
                    business administration with a major
                    in accounting from the University of
                    North Dakota.


Brad J. Scott 38    Brad J. Scott serves as BNC -- North         Member of the
                    Dakota's Executive Vice President of         Executive
                    Corporate Finance. He served as BNC's        Committee
                    Chief Credit Officer between July 1992
                    and January 1997 and has been a director since January 1993. He joined BNC --
                    North Dakota in January 1991 as the
                    Senior Vice President of Commercial
                    Lending. Mr. Scott previously worked
                    with the Bismarck branch of First Bank
                    where he served as a Vice President in
                    the Commercial Loan Department from
                    November 1986 to December 1990 and as
                    Agricultural Loan Manager from 1984 to
                    1986. He also served as a loan officer
                    for Norwest Bank in Marshall, Minnesota
                    from 1981 to 1984. Mr. Scott holds an
                    A.S. degree in agricultural business from Bismarck State College, a B.S. degree in agricultural economics from North Dakota
                    State University and has an accounting
                    major from the University of Mary,
                    Bismarck, North Dakota.

                   Principal Occupation, Period of Service
                    as a Director, Business Experience and       Board Committee
Name and Age                   Other Information                   Memberships
--------------------------------------------------------------------------------


John A.        52   John A. Malmberg has served as President     Member of the
Malmberg            of BNC -- North Dakota and a director        Executive
                    since April 1993. Mr. Malmberg has over      Committee
                    20 years of experience in the banking
                    industry. He served as Executive Vice
                    President and Chief Operating Officer of the Bank of North Dakota from February
                    1989 to December 1992 at which time he
                    became Acting President and Chief Executive
                    Officer, a position he held until April
                    1993. From 1977 to 1989, Mr. Malmberg
                    served in various capacities for First
                    American National Bank, Wausau,
                    Wisconsin, including a broad range of
                    senior managerial positions. He also
                    served as a Trust Officer for American
                    National Bank, St. Paul, Minnesota from
                    1973 to 1977. Mr. Malmberg holds a B.S.
                    degree from the University of Minnesota
                    and a M.B.A. from Golden Gate University,
                    San Francisco and is a graduate of the
                    Stonier Graduate School of Banking,
                    Rutgers University.


Thomas J.      50   Thomas J. Resch became President and         Member of the
Resch               Chief Executive Officer of BNC               Executive
                    National Bank of Minnesota  ("BNC --         Committee
                    Minnesota")  in January 1996 and has
                    been a director of BNC since June 1995.
                    From June 1995 to January 1996, he
                    served as Senior Vice President -- Loan
                    Production of BNC -- North Dakota. Mr.
                    Resch has over 20 years of experience in the banking industry. He served as Vice
                    President at National City Bank of
                    Minneapolis from March 1989 to May 1995
                    and as Department Manager of the Business
                    Banking division. From 1985 to 1989,
                    Mr. Resch served as Vice President of
                    Midwest Federal and as Manager of the
                    St. Paul Corporate Banking division.
                    From 1984 to 1985 he served as Vice
                    President of United Financial Savings
                    Bank. Mr. Resch served in various
                    capacities for American National Bank
                    of St. Paul from 1972 to 1984, including
                    Managing Vice President of Commercial
                    Lending. He holds a B.S. degree from the University of Minnesota and is a graduate of the Stonier Graduate School of Banking, Rutgers University.


John A.        50   John A. Hipp, M.D., who has been a           Member of the
Hipp, M.D.          director since 1988, has practiced           Compensation
                    medicine in Bismarck since 1980 as a         Committee
                    principal in Pathology Consultants, a
                    professional corporation specializing in medical laboratory and computer consulting services. Dr. Hipp is board certified in anatomic and clinical pathology by the American Board of Pathology.


Richard M.     52   Richard M. Johnsen, Jr., who was             Member of the
Johnsen, Jr.        elected to BNC's Board of Directors in       Audit
                    June 1995, has served since 1979 as          Committee
                    Chairman of the Board and Chief
                    Executive Officer of Johnsen Trailer
                    Sales, Inc., which sells and services
                    trailers in Bismarck and Fargo, North
                    Dakota. Since 1990, Mr. Johnsen has also been a partner in Johnsen Real Estate
                    Partnership, which owns and operates
                    rental property in Bismarck and Fargo,
                    North Dakota.

                   Principal Occupation, Period of Service
                    as a Director, Business Experience and       Board Committee
Name and Age                   Other Information                   Memberships
--------------------------------------------------------------------------------

Jerry R.       54   Jerry R. Woodcox, who was elected to         Member of the
Woodcox             BNC's Board of Directors in June 1995,       Compensation
                    has served since 1970 as President of        Committee
                    Arrowhead Cleaners and Laundry, Inc., a
                    laundry and dry cleaning services
                    business operating in Bismarck, North
                    Dakota.

John M.        50   John M. Shaffer was elected to BNC's         Member of the
Shaffer             Board of Directors in June 1995. Since       Audit
                    1988, Mr. Shaffer has served as              Committee
                    President of Atlas, Inc., a ready mix
                    concrete producer and concrete
                    construction company based in
                    Bismarck, North Dakota. Since 1979,
                    Mr. Shaffer has also been a partner
                    in Capital Investments, which invests
                    in property and equipment in North Dakota.


Brenda L.      38   Brenda L. Rebel, a Certified Public          N/A
Rebel               Accountant, has served as Vice President--
                    Corporate Controller since August 1995. She served as Vice President -- Regulatory
                    Compliance from June 1991 to July 1995.
                    From January 1990 to May 1991, she served as Financial Reporting Manager of
                    Comprecare Health Care Services, Inc.,
                    Aurora, Colorado. From 1988 to 1990, Ms.
                    Rebel was employed by Arthur Andersen LLP,
                    Denver, Colorado. She holds a B.S. degree in social and behavioral sciences from the University of Mary and a Master of Accountancy from the University of North Dakota.


There are no family relationships among any of the directors and executive officers of BNC.

Board of Directors Meetings and Committees

     During 1996, the Board held 11 regular meetings. The Board has established three committees, the Executive Committee, Audit Committee and Compensation Committee, each of which is briefly described below. During 1996, the Audit Committee met 2 times and the Compensation Committee met once. The Executive Committee generally meets monthly. During 1996, each incumbent member of the Board attended 75% or more of the total number of meetings of the Board and committees on which he served.

     The members of the Executive Committee are Tracy J. Scott (Chairperson), Gregory K. Cleveland, Brad J. Scott, John A. Malmberg and Thomas J. Resch, as well as Michael Miller, the Executive Vice President of Lending at BNC -- North Dakota. The Executive Committee is authorized to exercise all powers of the Board of Directors to the extent permitted by Delaware law. All actions taken by the Executive Committee are submitted to the full Board for ratification.

     The Audit Committee, on which Messrs. Johnsen and Shaffer serve, is responsible for: (i) making recommendations to the Board concerning the engagement of independent public accountants, (ii) consulting with the independent public accountants with regard to the plan of audit, (iii) consulting directly with BNC's Chief Financial Officer on any matter that the Audit Committee or the Chief Financial Officer deems appropriate in connection with carrying out the audit, (iv) reviewing the results of audits of BNC by its independent public accountants and certain regulatory agencies, (v) discussing audit recommendations with management and reporting results of its reviews to the Board of Directors, (vi) reviewing all related party transactions and all other potential conflict of interests situations, and (vii) performing such other functions as may be prescribed by the Board.

     The Compensation Committee is responsible for administering BNC's 1995 Stock Incentive Plan and Incentive Bonus Plan and performing such other functions as may be prescribed by the Board. The current members of the Compensation Committee are Messrs. Hipp and Woodcox.

Director Compensation

     Each director who is not an employee of BNC is paid a director's fee of $7,200 per year and fees of $500 for each committee meeting attended. Directors are reimbursed for expenses incurred in attending board and committee meetings.

Principal Stockholders

     The following table sets forth, as of April 1, 1997, certain information regarding beneficial ownership of the Common Stock by (i) each stockholder known by BNC to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of BNC, (iii) each executive officer of BNC listed in the Summary Compensation Table set forth elsewhere herein, and (iv) all of BNC's directors and executive officers as a group. Unless otherwise indicated, BNC believes that the stockholders listed below have sole investment and voting power with respect to their shares based on information furnished to BNC by such owners.


                                                                     Percent of
                                                Number of shares     outstanding
Name of beneficial owner(1)                   beneficially owned    common stock
---------------------------                   ------------------    ------------

Tracy J. Scott . . . . . . . . . . . . .  . . . 129,700  (2)(3)(4)(5)      5.5%
Gregory K. Cleveland . . . . . . . . . . . . . . 91,182  (2)(3)(4)(6)      3.9%
Brad J. Scott. . . . . . . . . . . . . . . . . . 36,303  (2)(3)(4)         1.7%
John A. Malmberg . . . . . . . . . . . . . . . . 42,993  (2)(4)            1.8%
Thomas J. Resch. . . . . . . . . . . . . . . . .  8,328  (2)(4)(7)          *
David A. Erickson. . . . . . . . . . . . . . .  169,191  (2)(8)            7.2%
John A. Hipp, M.D. . . . . . . . . . . . . . . . 99,900  (9)               4.3%
Richard M. Johnsen, Jr.. . . . . . . . . . . . .  1,000                     *
John M. Shaffer. . . . . . . . . . . . . . . . .  3,500                     *
Jerry R. Woodcox . . . . . . . . . . . . . . . .  2,500                     *
BNC National Bank, as Trustee (the "Trustee")
     of the BNCCORP, Inc. 401(k) Savings
     Plan (10) . . . . . . . . . . . . . . . .  174,501                    7.5%
All directors and executive officers as
     a group (10 persons)  . . . . . . . . . .  417,298  (2)(3)(4)        17.8%

--------------------
*    Less than 1%.
(1) The address of Mr. T. Scott is c/o BNCCORP, Inc., 322 East Main, Bismarck, North Dakota 58501, the address of Mr. Erickson is 500 East Elm Street, Linton, North Dakota, 58552 and the address of the Trustee is 322 East Main, Bismarck, North Dakota 58501.
(2) Includes the following number of shares allocated to such individual's accounts as of April 1, 1997 under the Company's 401(k) Savings Plan:
     Mr. T. Scott (13,458 shares), Mr. Cleveland (3,182 shares), Mr. B. Scott (16,105 shares), Mr. Malmberg (34,443 shares), Mr. Resch (1,038 shares), Mr. Erickson (38,871 shares) and all directors and executive officers as a group (68,955 shares).
(3) Includes the following number of shares of restricted stock under the 1995 Stock Incentive Plan: Mr. T. Scott (7,508), Mr. Cleveland (7,257), Mr. B. Scott (2,533), and all directors and executive officers as a group (17,899). See "Stock Incentive Plan."
(4) Includes shares that may be acquired within 60 days through exercise of stock options: Mr. T. Scott (2,414), Mr. Cleveland (2,263), Mr. B. Scott (1,525), Mr. Malmberg (1,290), Mr. Resch (1,290) and all directors and executive officers as a group (9,144).
(5)  Includes 2,000 shares owned by Mr. Scott's children.
(6)  Includes 78,480 shares owned by Mr. Cleveland's wife.
(7)  Includes 3,000 shares owned by Mr. Resch's wife.
(8)  Includes 38,820 shares owned by Mr. Erickson's wife.
(9) Includes 60,000 shares owned by Dr. Hipp's wife and 3,000 shares owned by Dr. Hipp's children.
(10) Each participant of the Company's 401(k) Savings Plan will be entitled to direct the Trustee as to the manner in which to vote the shares allocated to the participant's account.

Compensation of Executive Officers

     The following table summarizes the compensation that BNC paid to its chief executive officer and each of its four other most highly compensated executive officers during the three year period ended December 31, 1996.

                           Summary Compensation Table

                                                                                             Long-Term Compensation
                                                                                --------------------------------------------
                                                Annual compensation                      Awards                  Payouts
                                       --------------------------------------   --------------------------    --------------
                                                                                Restricted      Securities      Long-Term
Name and                                                         All other         Stock        Underlying    Incentive Plan
principal position            Year      Salary      Bonus     compensation(1)   Awards($)(2)    Options(#)      Payouts($)
                              ----     --------     -----     ---------------   ------------    ----------    --------------
Tracy J. Scott . . . . . . .  1996     $178,000        $--         $6,247               --             --              --
  Chairman of The Board       1995      156,000         --          4,902          $75,080          6,034              --
    and Chief Executive       1994      156,000     24,305          5,205               --             --              --
    Officer

Gregory K. Cleveland . . . .  1996      150,000         --          5,997               --             --              --
  President and Chief         1995      128,000         --          4,235           72,570          5,657              --
    Financial Officer         1994      128,000     19,942          4,432               --             --              --

John A. Malmberg . . . . . .  1996      140,000         --          5,047               --             --              --
  President of                1995      140,000         --          5,022               --          3,226              --
    BNC National Bank         1994      140,000     20,054          2,954               --             --              --

Thomas J. Resch. . . . . . .  1996      123,333         --          5,047               --             --              --
  President and Chief         1995       58,333     30,000            117               --          3,226              --
    Executive Officer of
    BNC National Bank of
    Minnesota (3)

Brad J. Scott. . . . . . . .  1996      120,000         --          5,043               --             --              --
 Executive Vice President     1995      100,000     27,750          5,006           25,330          3,813              --
   of Corporate Finance of    1994       72,000    148,720          5,171               --             --              --
   BNC National Bank


--------------------

(1) Consists of (i) the Company's matching contributions to the Company's 401(k) Savings Plan in the following amounts: Mr. T. Scott ($4,750 in 1996, $4,500 in 1995, and $4,701 in 1994), Mr. Cleveland ($4,500 in 1996, $3,840
     in 1995, and $3,928 in 1994), Mr. B. Scott ($4,750 in 1996, $4,620 in 1995,
     and  $4,840 in 1994),  Mr. Malmberg  ($4,750  in 1996,  $4,620 in 1995, and
     $2,450 in 1994) and Mr. Resch ($4,750 in 1996); and (ii) premium payments for life insurance policies providing death benefits to the executive officers' beneficiaries in the following amounts: Mr. T. Scott ($1,497 in 1996, $402 in 1995, and $504 in 1994), Mr. Cleveland ($1,497 in 1996, $395
     in 1995, and $504 in 1994),  Mr. B. Scott ($293 in 1996, $386 in 1995,  and
     $331 in 1994), Mr. Malmberg ($297 in 1996, $402 in 1995, and $504 in 1994),
     and Mr. Resch ($297 in 1996 and $117 in 1995).

(2) As of December 31, 1996, the Company had outstanding a total of 20,000 restricted shares valued at $250,000 (based on the closing sales price of the Company's common stock at December 31, 1996 of $12.50 per share). The restricted shares will vest in 33 1/3% increments on July 10, 1998, 1999 and 2000. The Company does not plan to pay dividends on its restricted shares.

(3)  Mr. Resch joined the Company in June 1995.

Options/SAR Grants During 1996

     There were no stock options granted during the year ended December 31, 1996.

Aggregated Option/SAR Exercises in Last Fiscal Year And Year-end Option/SAR
Values

     The number and value of unexercised stock options held by the Company's chief executive officer and each of its four most highly compensated executive officers at December 31, 1996 is set forth in the following table. No stock options were exercised during the year ended December 31, 1996.

                                                         Value of Unexercised
                        Number of Unexercised            In-the-Money Options
                    Options at December 31, 1996       at December 31, 1996 (1)
                    ----------------------------    ----------------------------
   Name             Exercisable    Unexercisable    Exercisable    Unexercisable
   ----             -----------    -------------    -----------    -------------
Tracy J. Scott           2,414        3,620             $6,035         $9,050
Gregory K. Cleveland     2,263        3,394              5,658          8,485
Brad J. Scott            1,525        2,288              3,813          5,720
John A. Malmberg         1,290        1,936              3,225          4,840
Thomas J. Resch          1,290        1,936              3,225          4,840

--------------------
(1) Market value of Common Stock at year-end minus option price. The values of unexercised in-money stock options at December 31, 1996 shown above are presented pursuant to SEC rules. The actual amount, if any, realized upon exercise of stock options will depend upon the market value of the Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised.

Stock Incentive Plan

     In June 1995, BNC adopted the 1995 Stock Incentive Plan (the "Stock Plan") to provide long-term incentives to its key employees, including officers and directors who are employees of BNC (the "Eligible Employees"). Under the Stock Plan, which is administered by the Compensation Committee of the Board of Directors (the "Committee"), BNC may grant Eligible Employees incentive stock options, non-qualified stock options, restricted stock, stock awards or any combination thereof (the "Incentives"). The Committee establishes the exercise price of any stock options granted under the Stock Plan, provided that the exercise price may not be less than the fair market value of a share of Common Stock on the date of grant.

     A total of 250,000 shares of Common Stock are available for issuance under the Stock Plan. Incentives, with respect to no more than 50,000 shares of Common Stock, may be granted to any single Eligible Employee in one calendar year. Proportionate adjustments will be made to the number of shares of Common Stock subject to the Stock Plan, including the shares subject to outstanding Incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. In the event of such adjustments, the purchase price of any outstanding option will be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

     All outstanding Incentives will automatically become exercisable and fully vested and all performance criteria will be deemed to be waived by the Company upon (a) a reorganization, merger or consolidation of BNC in which BNC is not the surviving entity, (b) the sale of all or substantially all of the assets of BNC, (c) a liquidation or dissolution of BNC, (d) a person or group of persons, other than any employee benefit plan of BNC, becoming the beneficial owner of 30% or more of BNC's voting stock or (e) the replacement of a majority of BNC's Board in a contested election (a "Significant Transaction"). The Committee also has the authority to take several actions regarding outstanding Incentives upon the occurrence of a Significant Transaction, including requiring that outstanding options remain exercisable only for a limited time, providing for mandatory conversion of outstanding options in exchange for either a cash payment or Common Stock, making equitable adjustments to Incentives or providing that outstanding options will become options relating to securities to which a participant would have been entitled in connection with the Significant Transaction if the options had been exercised.

Incentive Bonus Plan

     In June 1995, BNC adopted an Incentive Bonus Plan (the "Incentive Plan") to provide annual incentive cash bonuses to BNC's employees. Under the Incentive Plan, which will be administered solely by the Committee, each full-time employee of BNC other than loan officers is eligible to receive a cash bonus based on a percentage of his or her annual salary to be calculated according to a formula based on elements of the Company's performance during the annual performance period. Officers designated by the Committee will also be eligible to receive an additional annual cash bonus based on a percentage of his or her annual salary according to a formula based on an increase in the Company's stock price during the annual performance period.

Employment Agreements

     In May 1995, BNC and each of Tracy J. Scott, Gregory K. Cleveland, Brad J. Scott, and Thomas J. Resch (the "Executives") entered into an employment agreement providing for minimum annual salaries of $156,000, $128,000, $120,000, and $100,000 respectively, throughout the term of the agreement, and an annual incentive bonus as may from time to time be fixed by the Committee. In addition, Mr. Resch received a $30,000 bonus upon entering into his agreement. Under the agreement, the Executives will also be provided with benefits under any employee benefit plan maintained by BNC for its employees generally, or for its senior executive officers in particular, on the same terms as are applicable to other senior executives of BNC. The term of the employment agreements will continue until June 1, 1998, unless earlier terminated as described below. Thereafter, the employment agreements automatically renew for consecutive one year terms unless either party terminates the agreement on 90 days' prior notice.

     Each employment agreement provides for the termination of the Executive's employment (i) upon the Executive's death; (ii) by the Company upon the Executive's disability; (iii) by the Company for cause which includes willful and continuing failure to perform the Executive's duties, conviction of a felony or willful engaging in gross misconduct injurious to the Company; provided, however, that prior to termination, three-fourths of the entire Board of Directors, not including the Executive, must find that the Executive was guilty of such conduct; (iv) by the Executive for good reason, which includes changing the Executive's current position with the Company or diminishing the duties, responsibilities or position of the Executive; (v) by either the Company or the Executive for a material breach not cured within thirty days; or (vi) upon the occurrence of a "change in control" of BNC. Under the agreement, a "change in control" occurs if (a) any person or group of persons (other than an employee benefit plan of BNC) acquires the beneficial ownership of 30% or more of BNC's Common Stock, excluding certain acquisitions approved by BNC's Board of Directors, or (b) a majority of BNC's Board is replaced within any two year period by directors not approved by two-thirds of the Board. If the Executive terminates his employment with BNC for other than good reason, the Executive will be prohibited from competing with BNC for a two year period following such termination.

     Upon termination due to death or disability, the Company will pay the Executive, all compensation owing through the date of termination, plus any deferred compensation and accrued vacation (the "Accrued Obligations") and benefits ("Other Benefits"), reduced by the amount of any disability benefits received, if applicable. Upon termination by the Company for cause or for termination by the Executive for other than good reason, the Executive will be entitled to all compensation owing through the date of termination and Other Benefits. Upon termination by the Executive for good reason, due to a change in control or due to a breach of the agreement by the Company, the Executive is entitled to all compensation owing through the date of termination plus three times his current compensation and benefits, office space, secretarial assistance and other facilities and services for a period of three years.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires BNC's executive officers, directors, and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with Nasdaq National Market. BNC believes that all of the persons obligated to file these reports complied with all filing requirements applicable to them with respect to transactions during 1996, other than Mr. Woodcox, a director of the Company, who made a late filing in 1996 reporting a purchase of shares of Common Stock.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The executive  officers,  directors and principal  stockholders  of BNC and members of their immediate families and businesses in which they hold controlling interests are customers of the BNC's subsidiary banks (the "Banks") and it is anticipated that such parties will continue to be customers of the Banks in the future. All outstanding loans and extensions of credit by the Banks to these parties were made in the ordinary course of business in accordance with applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unaffiliated persons, and in the opinion of management do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1996, the aggregate balance of the Banks' loans and advances under existing lines of credit to these parties was approximately $320,000, or 0.16% of the Banks' total loans.

     As of May 31, 1995, Tracy J. Scott, Gregory K. Cleveland and David A. Erickson (a beneficial owner of more than 5% of the Company's outstanding Common Stock) beneficially owned 113, 112 and 50 shares of common stock of FMB, respectively, which represented 2.83%, 2.80% and 1.25% of the outstanding shares of common stock of FMB, respectively. Messrs. Scott, Cleveland and Erickson received $121,475, $120,400 and $53,750, respectively in the sale of FMB.

     In December 1996, BNC -- North Dakota acquired the accounting firm of Gregory K. Cleveland & Company, Bismarck, North Dakota (the "Accounting Firm"). The Accounting Firm was owned by Mr. Cleveland. The purchase price for the Accounting Firm was approximately $368,000 and was determined by an independent appraisal. Employees of the Accounting Firm now staff the newly established trust and private banking division at BNC -- North Dakota.

     Effective January 1997, BNC -- North Dakota acquired all of the outstanding common stock of the J.D. Meier Insurance Agency. Each of Messrs. T. Scott, Cleveland, and David A. Erickson owned 1,000 shares of common stock in the Agency. The purchase price was determined by an independent appraisal resulting in an approximately $26,000 purchase price. The Agency is currently operating as a subsidiary of BNC -- North Dakota and engages in insurance business.

                    PROPOSAL 2: APPROVAL AND RATIFICATION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has, subject to ratification by the stockholders, appointed Arthur Andersen LLP to act as principal independent accountants for BNC for the fiscal year ending December 31, 1997. The firm has audited the financial statements of BNC for the fiscal years ended December 31, 1994, 1995, and 1996 and has advised BNC that neither the firm nor any of its partners has any connection during the past three years with BNC, in any capacity other than that of independent accountants and auditors. The firm will have representatives at the Annual Meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

     The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as independent auditors for 1997.

                           AVAILABILITY OF FORM 10-KSB

     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, is available without charge upon written request to:

          Gregory K. Cleveland
          President and Chief Financial Officer
          BNCCORP, INC.
          322 East Main
          Bismarck, ND 58501

                                  OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors of the Company does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If other proper matters, however, should come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy intend to vote the shares represented by them in accordance with their best judgment in respect to any such matters.

                                  MISCELLANEOUS

     The cost of soliciting proxies will be borne by the Company. The solicitation will be primarily by mail. In addition to the use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview without additional remuneration therefor. The Company will reimburse banks, brokerage houses and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

     Regardless of the number of shares you hold, it is important that your Common Stock be represented at the Annual Meeting in order that the presence of a quorum can be secured. If you are unable to attend the Annual Meeting, you are urged to date and sign your proxy and return it without delay in the enclosed addressed envelope. The Common Stock represented by each proxy so signed and returned will be voted in accordance with the stockholder's directions.

Stockholder Proposals

     Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 1998 annual meeting of BNC, pursuant to regulations of the Securities and Exchange Commission, must forward such proposals to the Secretary of BNC at the address listed on the first page of this Proxy Statement in time to arrive at BNC prior to January 14, 1998.

     Under BNC's By-laws, advance notice of stockholder proposals must be received by April 20, 1998 in order to be considered at the 1998 annual meeting. The notice must give the following information with respect to any business the stockholder wishes to bring before the meeting: the name and address of the stockholder proposing the business, as they appear on BNC's stock records; class and number of shares of BNC Common Stock which the stockholder holds of record or beneficially, the dates upon which such shares were acquired, and documentary support for a claim of beneficial ownership; a copy of the proposal and supporting statement limited to not more than an aggregate of 500 words; and any material interest of the stockholder in the business.


                                   By Order of the Board of Directors

                                    /s/ Annette Eckroth
                                   ------------------------------------------
                                        Annette Eckroth
                                        Secretary
Bismarck, North Dakota
May 14, 1997

PROXY

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                           DIRECTORS OF BNCCORP, INC.

The undersigned hereby appoints Tracy J. Scott and Gregory K. Cleveland, or each of them, as proxies, each with full power of substitution, to vote all of the shares of Common Stock, par value $.01 per share, of BNCCORP, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 18, 1997 at 10:00 A.M., local time, and at any adjournments thereof, upon the following matters set forth in the notice of such meeting.


The Board of Directors recommends a vote FOR the nominee(s) listed below.

1. Election of Directors.

   FOR [  ] The nominee(s) listed below (except as marked to the contrary below)

          WITHHOLD AUTHORITY [ ] to vote for the nominee listed below.

   INSTRUCTIONS:  To withhold authority to vote for any nominee, strike a line through the nominee's name below:

                  John A. Malmberg
                  Thomas J. Resch
                  Brad J. Scott

2. Ratify selection of Arthur Andersen LLP as the Company's independent public accountants for 1997.

   [   ] FOR   [   ] AGAINST

3. In their discretion, to transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

                            (Please See Reverse Side)

This Proxy, when properly executed, will be voted as specified above. If not otherwise specified, this Proxy will be voted FOR the election of the nominees of the Board of Directors named in Proposal 1 and FOR Proposal 2.

                                      Date:              , 1997

                            Signature of Shareholder

                            Signature if held jointly

     Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label to the left. When signing as executor, administrator, attorney, trustee, or guardian please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

Please mark, sign, date and return this proxy promptly using the enclosed envelope.